SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 4/30/2007
FILE NUMBER 811-6463
SERIES NO.: 5



74U.  1 Number of shares outstanding (000's Omitted)
        Class A                                                       13,259
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                                                        3,574
        Class C                                                        1,090


74V.  1 Net asset value per share (to nearest cent)
        Class A                                                      $ 26.36
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                                                      $ 24.76
        Class C                                                      $ 24.77